EXHIBIT A
                                                                       ---------


                                    AGREEMENT

The undersigned agree that this Schedule 13D dated June 8, 2005 relating to the Class A Common Stock of Friedman's Inc. shall be filed on behalf of the undersigned.


Harbert Distressed Investment Master Fund, Ltd.
By: HMC Distressed Investment Offshore Manager, L.L.C.
By: HMC Investors, L.L.C., Managing Member

By: /s/ Joel B. Piassick
    --------------------

HMC Distressed Investment Offshore Manager, L.L.C.
By: HMC Investors, L.L.C., Managing Member

By: /s/ Joel B. Piassick
    --------------------

HMC Investors, L.L.C.

By: /s/ Joel B. Piassick
    --------------------


/s/ Philip Falcone
--------------------
Philip Falcone

/s/ Raymond J. Harbert
----------------------
Raymond J. Harbert

/s/ Michael D. Luce
--------------------
Michael D. Luce

June 8, 2005


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